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                                                                   Exhibit 10.16

                      LEGG MASON WOOD WALKER, INCORPORATED

                  FINANCIAL ADVISOR DEFERRED COMPENSATION PLAN

                  This document constitutes the Legg Mason Wood Walker, Incorporated Financial Advisor Deferred Compensation Plan (the "Plan").

                  1. Purpose - The purpose of the Plan is to enhance the ability of Legg Mason Wood Walker, Incorporated (the "Company") to attract and retain full-time financial advisors by providing for the payment of deferred bonus commissions.

                  2. Definitions - As used herein, the following definitions shall apply:

                     (a) "Account" means a Financial Advisor's combined Interest Account and Phantom Stock Account.

                     (b) "Committee" means the Legg Mason Wood Walker, Incorporated Financial Advisor Deferred Compensation Plan Committee consisting of such members as the Company's President shall select from time to time.

                     (c) "Company" means Legg Mason Wood Walker, Incorporated.

                     (d) "Credit Interest Asset Base" means for each month, the product of (A) the product of (X) 0.0833 and (Y) the sum of the average credit interest and Legg Mason money market fund balances of the FA for the month (calculated by dividing the sum of the closing balances in the account for each day by the number of days in the month), less the applicable threshold for that Plan Year as set forth in the FA Compensation Schedule, and (B) 0.001 (or the different number for the applicable Plan Year as is set forth in the FA Compensation Schedule).

                     (e) "Credit Interest Deferred Bonus" means the deferred bonus credited under Section 4(b) with respect to the combined balance in credit interest accounts and Legg Mason money market fund accounts in excess of the applicable threshold contained in the FA Compensation Schedule.

                     (f) "Credit Interest Rate" means the average of the twelve month end rates of the Company's credit interest rate paid during a Plan Year to the Company's cash reinvestment accounts.

                     (g) "Deferred Bonus Commission" means the Production Deferred Bonus, the Credit Interest Deferred Bonus and the 12b-1 Deferred Bonus.

                     (h) "Disability" means a medically determinable physical or mental impairment which, as determined by the Committee using such criteria as it establishes in its sole and absolute discretion, will prevent the FA from performing his or her usual duties or any other similar duties available in the Company's employ for a period of at least twelve (12) months.

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                     (i) "Distribution Valuation Date" means (i) in the case of a distribution following the death of a FA or the termination of a FA's employment as a result of Disability, the date that is ten (10) business days before the applicable Payment Date; and (ii) in all other cases, January 25/th/ (or, if Legg Mason Common Stock is not traded on its principal exchange on that day, the next following day on which Legg Mason Common Stock is traded on its principal exchange) preceding the applicable Payment Date.

                     (j) "Dividend Payment Date" has the meaning specified in
Section 6(d)(i).

                     (k) "Eligible FA" means a FA (i) who is employed in the Company's Private Client Group, (ii) who is classified by the Company as a full-time FA, and (iii) who is employed by the Company on the last day of the Plan Year, or who terminated employment during the Plan Year by reason of death, Disability or Retirement. A FA who is not classified by the Company as a "full-time" FA is not eligible to participate in the Plan, regardless of the number of hours devoted to services as a FA.

                     (l) "Eligible Gross Production" means Gross Production that is eligible for a Production Deferred Bonus, as determined annually in accordance with the FA Compensation Schedule.

                     (m) "FA Compensation Schedule" means the Legg Mason Financial Advisor Compensation Schedule that is in effect for a particular Plan Year.

                     (n) "Fair Market Value" means an amount equal to the average of the closing prices on the principal exchange on which Legg Mason Common Stock is traded for the date on which the price is being determined (i.e., the Valuation Date, Dividend Payment Date, Distribution Valuation Date or other specified date) and the four (4) trading days immediately following the applicable date on which the value is being determined or, if Legg Mason Common Stock is not then traded on an exchange, such amount as is determined by the Committee, in its discretion, using any reasonable method of valuation. Any decline in the actual trading price of Legg Mason Common Stock during the five
(5) day pricing period shall be the sole risk of the FA.

                     (o) "Financial Advisor" or "FA" means an employee who devotes all of his or her working time to the generation of commission and fee revenues through the sale of investment products and services to the public and is compensated on a commission basis. This definition excludes any executive office/departmental personnel unless specifically included by separate agreement. Notwithstanding the forgoing, a Branch Manager who receives non-commission compensation shall be considered a "Financial Advisor" or "FA" and shall be entitled to participate hereunder (but solely with respect to his or her personal Gross Production).

                     (p) "Gross Production" means the gross commission and fee revenue (other than investment banking fees and order fees, both of which are excluded from the calculation of Gross Production) that is received by the Company from sales of products and services by a Financial Advisor. If production is split between one or more Financial Advisors,

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each Financial Advisor's "Gross Production" will be based on his or her own cumulative production level.

                     (q) "Interest Account" means the investment account established for Deferred Bonus Commissions pursuant to Section 5(a) and Section 6(c) of the Plan.

                     (r) "Legg Mason Common Stock" means shares of common stock of Legg Mason, Inc.

                     (s) "Legg Mason Share Units" or "Share Units" means units that are economically equivalent to, but are not actual, shares of Legg Mason Common Stock.

                     (t) "Legg Mason Tier II Assets" means mutual fund shares sold between January 1, 1999 and August 21, 1999 (inclusive) and not redeemed in those mutual funds that were classified as "Legg Mason funds" during such period.

                     (u) "Monthly Credit Interest Amount" means for each month, the amount determined by multiplying 0.40 (or the different number for the applicable Plan Year as is set forth in the FA Compensation Schedule) by the Credit Interest Asset Base for the FA for that month, however, a Monthly Credit Interest Amount that is a negative number shall be deemed to be zero.

                     (v) "Payment Date" the date a FA receives a payment from the Company pursuant to the Plan.

                     (w) "Phantom Stock Account" means the investment account established for Deferred Bonus Commissions pursuant to Section 5(a) and Section 6(d) of the Plan.

                     (x)   "Plan Year" means the calendar year.

                     (y) "Production Deferred Bonus" means the deferred bonus credited under Section 4(a) with respect to Gross Production in excess of the applicable Gross Production threshold contained in the FA Compensation Schedule.

                     (z) "Retirement" means a FA's termination of employment with the Company (i) on or after age sixty-five (65); or (ii) at any time when the sum of the FA's age at termination of employment and his or her years of service with the Company equals at least seventy (70).

                     (aa) "12b-1 Applicable Percentage" means ten percent (10%) on Legg Mason Tier II Assets over $5,000,000 (up to $20,000,000) and twelve percent (12%) on Legg Mason Tier II Assets over $20,000,000.

                     (bb) "12b-1 Deferred Bonus" means the deferred bonus credited under Section 4(c) for the 2002 Plan Year with respect to Legg Mason Tier II Assets in excess of the applicable threshold.

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                  (cc)  "Valuation Date" means February 15/th/ of each year or, if that day is not a day on which Legg Mason Common Stock is traded on the principal exchange on which it is regularly traded, the next following trading day.

            3. Plan Participation - Eligible FA's shall become participants in the Plan on the last day of the first Plan Year during which they become an Eligible FA. In order to receive a Deferred Bonus Commission for any Plan Year during which the Eligible FA was employed, the FA must be an Eligible FA, and if the employment of a FA terminates during a Plan Year by reason of the FA's death, Disability or Retirement, the FA shall be entitled to a prorated Deferred Bonus Commission for such Plan Year (determined in accordance with Section 4).

      If a FA ceases to be an Eligible FA (e.g., because he or she ceases to be classified as a full-time FA), but remains in the employ of the Company, the FA will continue to participate in the Plan, but only with respect to amounts previously credited to the FA's Account. If a FA ceases to be an Eligible FA, the value of the Account shall continue to be credited with earnings pursuant to
Section 5 (subject to the forfeiture provisions of Section 7(a)), but no further Deferred Bonus Commissions will be credited to the Account with respect to any subsequent periods.

            4. Deferred Bonus Commissions - As of the end of each Plan Year commencing with the 2002 Plan Year, or in the case of Section 4(c) below, only as of the end of the 2002 Plan Year, the Company will credit the following amounts to the Account of each Eligible FA:

                  (a) Production Deferred Bonus - The amount determined by applying the applicable rate schedule in the FA Compensation Schedule for the Plan Year to the FA's Eligible Gross Production for that Plan Year.

                  (b) Credit Interest Deferred Bonus - The sum of the Monthly Credit Interest Amounts of the FA for that Plan Year.

                  (c) 12b-1 Deferred Bonus - An amount equal to the 12b-1 Applicable Percentage times 12b-1 gross commissions generated with respect to Legg Mason Tier II Assets for the Plan Year times forty-five percent (45%). This
Section 4(c) shall apply only for the 2002 Plan Year, and no 12b-1 Deferred Bonus shall be paid or earned for any Plan Year other than 2002.

                  Deferred Bonus Commissions which the FA elects to invest in the Phantom Stock Account will be allocated as of the Valuation Date following the close of the Plan Year to which the Deferred Bonus Commission relates.

                  If the employment of an Eligible FA terminates during a Plan Year by reason of the FA's death, Disability or Retirement, the FA shall be entitled to a prorated Deferred Bonus Commission for such Plan Year. Such proration shall be made by:

                  (i) multiplying the applicable thresholds in Sections 4(a) and 4(c) and the related provisions of the FA Compensation Schedule by a fraction, the numerator of which is the

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number of calendar days during which the FA was employed by the Company and the denominator of which is 365; and

            (ii) applying such adjusted thresholds and making the required determinations with respect to the FA's Eligible Gross Production (under Section 4(a)) and 12b-1 Applicable Percentage (under Section 4(c)) as of the last day of the month during which the FA terminated employment and adding to that amount any Credit Interest Deferred Bonus related to the months in which the FA was employed.

            5.    Establishment of FA Accounts

                  (a) Account Established for Each Eligible FA - An individual Account shall be established on the books of the Company in the name of each Eligible FA, for the purpose of accounting for Deferred Bonus Commissions credited to the FA, and to account for investment adjustments made pursuant to
Section 6. A separate sub-account shall be established with respect to Deferred Bonus Commissions credited for each Plan Year (to which Deferred Bonus Commissions for the Plan Year and any investment adjustments made pursuant to
Section 6 shall be credited). Other sub-accounts may be established as the Committee or the Company deems appropriate to properly implement the provisions of the Plan.

                  (b) Account Statements - As soon as practicable after the Valuation Date, the Company shall provide each Eligible FA who has a balance in his or her Account with a statement showing the Deferred Bonus Commissions credited to his or her Account with respect to each Plan Year, the manner in which Deferred Bonus Commissions for a particular Plan Year are deemed to be invested, the date on which the FA is scheduled to vest in the Deferred Bonus Commissions (and investment adjustments thereon) for each Plan Year, and such other information as the Committee shall deem relevant.

            6.    Investment of Deferred Bonus Commissions

                  (a) Phantom Stock or Interest Credit - For investment purposes, Deferred Bonus Commissions credited to a FA's Account shall be allocated to, and accrue in, either the Phantom Stock Account or Interest Account.

                  (b) Investment Designation - Subject to such limitations, rules and procedures as may from time to time be imposed by the Committee, each Eligible FA shall elect annually, prior to the end of each Plan Year, on a form prescribed by the Committee, whether any Deferred Bonus Commissions for such Plan Year shall be allocated to, and accrue in, the Interest Account or the Phantom Stock Account. Once an election has been made for a particular Plan Year, it may not be changed. A separate election may be made with respect to each Plan Year. Except as the Committee shall otherwise determine, any investment election with respect to the Deferred Bonus Commission for a Plan Year shall apply to the Deferred Bonus Commission for each following Plan Year unless and until a new investment election is filed with the Committee. In the event the Committee does not receive an initial investment election, or it receives an investment election which it deems to be incomplete, unclear, not in accordance with procedures established by the Committee, or otherwise improper, the FA's existing investment election then in effect shall remain in effect, unless the Committee provides for, and

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permits, corrective action. If there is no existing investment election, or, if after the expiration of any opportunity provided for corrective action, the Committee still possesses incomplete investment instructions, the FA shall be deemed to have designated that any non-directed Deferred Bonus Commission be allocated to the Interest Account.

            (c) Interest Account - The Company will establish an Interest Account on its books and records for the benefit of the FA and shall credit such Interest Account with the Deferred Bonus Commissions allocated to the Interest Account. As of the last day of each Plan Year, the balance of a FA's Interest Account (as determined prior to the allocation of any Deferred Bonus Commissions for such Plan Year) shall be credited with an amount equal to one year's interest based on the Credit Interest Rate. Deferred Bonus Commissions which the FA elects to invest in the Interest Account will be allocated as of December 31 of the Plan Year to which the Deferred Bonus Commission relates (but will not be included for purposes of determining the amount of interest allocated for such Plan Year).

            (d) Phantom Stock Account - All Deferred Bonus Commissions for a Plan Year that are allocated to the Phantom Stock Account for that Plan Year shall be deemed converted into Legg Mason Share Units. The Company will establish a Phantom Stock Account on its books and records for the benefit of the FA and shall credit such Phantom Stock Account with the amount of Share Units resulting from the conversion of the Deferred Bonus Commissions. The number of Share Units into which such Deferred Bonus Commission shall be converted (calculated to four decimal places) will be determined as of the Valuation Date and will be equal to the amount of the Deferred Bonus Commission for the Plan Year divided by the Fair Market Value of a share of Legg Mason Common Stock on the Valuation Date. The conversion of Deferred Bonus Commission into Legg Mason Share Units will be made by the Committee as soon as administratively practicable after the Valuation Date following the Plan Year to which the Deferred Bonus Commission relates.

                  (i) Adjustment to Phantom Stock Account upon Dividend by the Company - If, prior to a Payment Date, the Company pays any dividend (other than in Legg Mason Common Stock) on its Common Stock, or makes any distribution (other than in Legg Mason Common Stock) with respect thereto, the FA's Phantom Stock Account will be credited with a number of additional Share Units determined by dividing the amount of the dividend or other distribution allocable to the Share Units already credited to the Phantom Stock Account as of the record date for the dividend or distribution, by 95% of the Fair Market Value of a share of Legg Mason Common Stock on the payment date for the dividend or distribution (the "Dividend Payment Date"). Amounts to be credited under this subsection 6(d)(i) will be credited as soon as administratively practicable after the applicable Dividend Payment Date.

                  (ii) Adjustment to Phantom Stock Account upon Certain Events - In the event that, prior to a Payment Date, the number of outstanding shares of Legg Mason Common Stock is changed by reason of a stock split, stock dividend, combination of shares or recapitalization, or Legg Mason Common Stock is converted into or exchanged for other shares as a result of a merger, consolidation, sale of assets or other reorganization or recapitalization, the number of Share Units then credited to a FA's Phantom Stock Account will be appropriately adjusted so as to reflect such change (based upon the best estimate of the Company as to relative values).

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            (iii) Rights as LMI Stockholder - Neither the allocation of Deferred
Bonus Commissions to the Phantom Stock Account, nor any other provision of the Plan, shall confer or be construed as conferring upon a FA any rights as a stockholder of the Company or any right to have access to the books and records of the Company or any affiliate or subsidiary.

            7.    Vesting; Forfeiture Of Account -

                  (a) Vesting - The Deferred Bonus Commission for each Plan Year is subject to a six year "class year" vesting schedule; that is, the Deferred Bonus Commission for a particular Plan Year (together with any related investment adjustments thereto) shall vest if the FA remains continuously employed by the Company through the last day of the sixth (6th) Plan Year following the Plan Year to which the Deferred Bonus Commission relates. If a FA's employment with the Company terminates for any reason (whether involuntary or voluntary and whether with or without cause) other than death, Disability or Retirement on or before the last day of the sixth Plan Year following the year to which the Deferred Bonus Commission relates, the portion of the FA's Interest Account and Phantom Stock Account that relates to such non-vested Deferred Bonus Commission (and the related investment adjustments thereto) shall be forfeited in their entirety.

                  (b) Retirement, Death or Disability - A FA shall become fully (100%) vested in his or her Account upon Retirement, death or Disability. However, the distribution (and potential forfeiture) of the Account to a retired FA shall be conditioned upon his or her continued compliance with the provisions of Section 10.

                  (c) Forfeitures - Forfeited amounts (including amounts forfeited pursuant to Section 10) shall revert to the Company and will not be allocated to other FA's.

            8.    Distributions -

                  (a) During Employment - Except for cases of Retirement, death or Disability, and subject to Section 11, distributions of the Deferred Bonus Commission credited to a FA's Account (together with any investment adjustments made pursuant to Section 6 with respect to such Deferred Bonus Commission) shall be made within seventy-five (75) days after the last day of the sixth (6/th/) Plan Year following the Plan Year to which the Deferred Bonus Commission relates.

                  (b) Retirement - In the event a FA's employment with the Company terminates as a result of Retirement, distribution of the FA's remaining Account (including any prorated Deferred Bonus Commission to which the FA may be entitled for the Plan Year pursuant to Section 4) shall be made, subject to
Section 11, within seventy-five (75) days after the close of the Plan Year following the Plan Year in which the FA retired, unless distribution of benefits is forfeited pursuant to Section 10.

                  (c) Disability of FA - In the event a FA's employment with the Company terminates as a result of the FA's Disability, all amounts in the FA's Account (including any prorated Deferred Bonus Commission to which the FA may be entitled for the Plan Year pursuant to Section 4) shall be paid, subject to Section 11, within seventy-five (75)

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days following the later of (i) the date on which the FA's employment terminated and (ii) the date the Committee determines that the FA's employment terminated as a result of the FA's Disability. The Committee, in its sole discretion, may determine that a FA has a Disability and that the FA's employment with the Company terminated as a result of such Disability at any time before, at the time of, or after the FA's termination of employment.

                (d)     Death -

                        (i) Death During Employment - If a FA's employment with the Company terminates as a result of the FA's death, all amounts in the FA's Account (including any prorated Deferred Bonus Commission to which the FA may be entitled for the Plan Year pursuant to Section 4) shall be paid to the FA's beneficiary (as determined pursuant to Section 8(d)(iii)) within seventy-five (75) days following the date of the FA's death.

                        (ii) Death Following Retirement - In the event of a FA's death subsequent to the date of the FA's Retirement and at a time during which the FA's remaining Account under the Plan has not been distributed, all amounts then remaining in the FA's Account shall be paid to the FA's beneficiary (as determined pursuant to Section 8(d)(iii)) within seventy-five (75) days following Committee's receipt of written notification of the FA's death.

                        (iii) Designation of Beneficiary - Each FA from time to time may designate, on such form as the Committee may prescribe from time to time, any person or persons (who may be named contingently or successively) to receive any amount payable under the Plan upon or after his or her death, and such designation may be changed from time to time by the FA by filing a new designation with the Committee. Each designation will revoke all prior designations by the FA, shall be on a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during the FA's lifetime. In the absence of a valid beneficiary designation, or if, at the time any amount is payable to a FA or beneficiary, there is no living beneficiary eligible to receive the payment that has been validly named by the FA, then Company shall pay any such amount to the FA's surviving spouse (if the FA was legally married at the time of his or her death) or if there is no surviving spouse, to the FA's estate. In determining the existence or identity of anyone entitled to payment, the Committee may rely conclusively upon information supplied by the personal representative of the FA's estate. In the event of a lack of adequate information having been supplied to the Committee, or in the event that any question arises as to the existence or identity of anyone entitled to receive a payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a beneficiary designation conflicts with applicable law, or in the event the Committee is in doubt for any other reason as to the right of any person to receive a payment as beneficiary then, notwithstanding the foregoing, the Company, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the FA's estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

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        9.      Form of Distribution -

                (a) Interest Account - The portion allocable to a FA's Interest Account shall be distributed in cash.

                (b) Phantom Stock Account - The portion allocable to a FA's Phantom Stock Account shall be distributed in whole shares of Legg Mason Common Stock as described below, based on the Fair Market Value of Legg Mason Common Stock on the Distribution Valuation Date. Whole Share Units to be distributed within an FA's Phantom Stock Account will be converted into shares of Legg Mason Common Stock on a one-for-one basis. The portion of a FA's Phantom Stock Account that represents fractional Share Units and thus cannot be converted into whole shares of Legg Mason Common Stock shall be distributed in cash. There is no limit on the total number of shares of Legg Mason Common Stock that may be distributed under this Section. Any decline in the actual trading price of Legg Mason Common Stock during the period between the Distribution Valuation Date and the applicable Payment Date, as well as any brokerage commissions, fees or other charges incurred by a FA in connection with the disposition of any shares of Legg Mason Common Stock that are distributed to the FA, shall be the sole risk and responsibility of the FA.

        10. Non-Compete - If a retired FA engages in competition with the Company prior to the date of a distribution, the FA's Account shall be forfeited in its entirety. Forfeited amounts shall revert to the Company and will not be allocated to other FAs.

                (a) For purpose of this Section, a FA shall be deemed to have "engaged in competition" with the Company if he or she:

                        (i) discloses the names of or otherwise identifies any of the Company's customers to any person, firm, corporation, association, or other entity which provides products or services that are similar to those provided by the Company;

                        (ii) discloses to any person, firm, corporation, association, or other entity any information regarding the Company's general business practices or procedures, methods of sale, list of products, personnel information or any other information concerning the Company's business;

                        (iii) owns, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any firm, corporation, association or other entity which is engaged in businesses which are or may be competitive to the business of the Company; provided further that this restrictive covenant shall encompass the State of Maryland and any other states where the Company is engaged in business, and every city, county, and other political subdivision of such states; or

                        (iv) solicits or calls, either by himself or at his or her direction has any other person or firm solicit or call, any of the customers of the Company on whom the

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FA called, with whom the FA became acquainted, or of whom the FA learned of during his or her employment by the Company.

               (b) The determination of whether a FA has violated the terms of Section 10(a) shall be made by the Committee, in its sole and absolute discretion, and the determination of the Committee shall be final, conclusive and binding upon both the FA (or any person or entity claiming through the FA) and the Company.

               (c) As a condition precedent to any distribution, the Committee may require a certificate from the FA certifying that he or she has not violated any of the provisions of Section 10(a).

               (d) It is the intention of the Company that this Section be given the broadest protection allowed by law with regard to the restrictions herein contained. Each restriction set forth in this Section shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in this Section is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable.

                (c) In the event a FA desires a ruling as to the potential application of this Section, he may request a ruling from the Committee in accordance with Section 16.

                (d) If the Committee in its discretion determines that an activity otherwise described herein would not be injurious to the Company, it may waive the application of this Section to such activity, which waiver shall be binding upon the FA and the Company. The Committee shall exercise such discretion in a uniform, nondiscriminatory manner.

        11. Withholding Taxes - Amounts payable under the Plan shall be subject to such deductions or withholding as may be required by law. Notwithstanding anything herein to the contrary, the Company may delay any distribution under the Plan until the recipient of the distribution has separately provided for the payment of any required withholding taxes with respect to the distribution by check or other method approved by the Committee in its sole discretion. The Company, to the extent permitted or required by law, shall have the right (i) to deduct any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan from any amount payable hereunder or from any Commission or other payment (including salary or bonus) otherwise due to a FA, and (ii) to retain or sell without notice a sufficient number of shares of Legg Mason Common Stock to be issued to such FA (or any other person entitled to receive the payment due a FA) to cover any such taxes.

        12. Assignment Of Benefits - No amount payable, or other right or benefit, under the Plan will, except as otherwise specifically provided by the Plan or by applicable law, be subject to sale, assignment, transfer, pledge, encumbrance, attachment, garnishment or levy prior to distribution to a FA. Since the Plan is intended to be a non-qualified, unfunded plan not subject to the Employment Retirement Income Security Act of 1974, as amended, payments

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under the Plan will not be subject to the provisions of any qualified domestic relations order (as defined under the Internal Revenue Code of 1986, as amended) applicable to a FA's Account.

        13. Right To Offset - Notwithstanding any provision herein to the contrary, any distribution payable under the Plan may be used, at the discretion of the Committee and subject to compliance with applicable law, to offset any debt owed by a FA to the Company at the date such distribution would otherwise be paid. The Company may withhold distributions payable under the Plan to offset any debts or other liabilities owed by a FA to the Company. If the Company is aware of any errors, loans outstanding, or outstanding or pending liabilities of a FA, the Company may withhold distributions under the Plan until such time as the liabilities are satisfied or the Company has determined that an outstanding or pending liability no longer exists.

        14. Unfunded Nature Of The Plan - The Company will not be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account of any FA participating in the Plan. A FA has no interest in the Account or in any investments the Company may purchase with such amounts, except as a general, unsecured creditor of the Company.

             The Plan at all times shall be entirely unfunded. The FA's Account (including the Interest Account and Phantom Stock Account) is merely a record for measuring and determining the amount of Deferred Bonus Commissions to be paid by the Company to, or with respect to, the FA under the Plan, and such Account shall be established solely for such bookkeeping purposes. The Company shall not be required to segregate any funds or other assets to be used for payment of benefits under the Plan. The FA's Account shall not be, or be considered as evidence of the creation of, a trust fund, an escrow or any other segregation of assets for the benefit of the FA or any beneficiary of the FA. There is no guaranty of benefit payments to the FA.

             The obligation of the Company to make the payments described in the Plan is an unsecured contractual obligation only, and neither the FA nor any beneficiary of the FA shall have any beneficial or preferred interest by way of trust, escrow, lien or otherwise in and to any specific assets or funds. The FA and each beneficiary of the FA shall look solely to the general credit of the Company for satisfaction of any obligations due or to become due under the Plan.

        Should the Company elect to make contributions to a trust (hereinafter referred to as the "Trust") to assist the Company in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Section 6, subject to application of the provisions of this Section 14 to the actual investments. However, contributions to the Trust shall not reduce or otherwise affect the Company's liability to pay benefits under the Plan (which benefits may be paid from the Trust or from the Company's general assets, in the discretion of the Company), except that the Company's liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments). If any such investments, or any contributions to the Trust, are made by the Company, such investments shall have been made solely for the purpose of aiding the Company in meeting its obligations under the Plan, and, except for actual contributions to the Trust, no trust or trust fund is intended. To the extent that the Company

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does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), the Company will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments. Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of the Company, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the FA. The Company shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business. Neither the FA nor any of his or her beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of the Company to the extent of the Deferred Bonus Commissions which are the subject of the Plan.

        15. Effect On Employment Rights And Other Benefit Programs - Neither participation in nor any of the provisions of the Plan shall give the FA any right to be retained in the employment of the Company. The Plan shall not be construed as a contract of employment. The Company maintains an employment-at-will policy. As a FA is free to end his or her employment with the Company at any time for any reason or no reason, the Company is free to end the employment with a FA at any time for any reason or no reason. Furthermore, the Company may end at any time a FA's employment as a Financial Advisor. In the event a FA is no longer employed as a Financial Advisor or otherwise ceases to be an Eligible FA, the FA will no longer be entitled to Deferred Bonus Commissions pursuant to the Plan. However, as long as a FA continues to be employed in good standing by the Company, the FA shall continue to be entitled to the Deferred Bonus Commissions previously credited to the FA's Account under the Plan. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which the FA may be or become eligible to participate by reason of employment with the Company, and the timing of receipt of benefits hereunder shall have no effect on contributions to or benefits under such other plans or programs except as the provisions hereof and of each such plan or program may specify.

        16. Administration - The Committee, as constituted from time to time, shall have full power to interpret, construe and administer the Plan, including authority to determine any dispute or claim with respect thereto. The determination of the Committee in any matter within the powers and discretion granted to it under the Plan, made in good faith, shall be binding and conclusive upon the Company, the FA and all other persons having any right or benefit hereunder. If the FA is a member of the Committee at any time, the FA shall have no authority as such member with respect to any matter specifically affecting the FA's interest hereunder (such as determination of the amount, form or time of benefit payments to the FA), all such authority being reserved to the other Committee members, to the exclusion of the FA, and the FA shall act only in his or her individual capacity in connection with any such matter.

        17. Paperless Communications - Notwithstanding anything contained herein to the contrary, the Committee from time to time may establish uniform procedures whereby with respect to any or all instances herein where a writing is required, including but not limited to any required written notice, election, consent, authorization, instruction, direction, designation, request or claim, communication may be made by any other means designated by the Committee, including by paperless communication, and such alternative communication shall be deemed to constitute a writing to the extent permitted by applicable law, provided that such

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alternative communication is carried out in accordance with such procedures in effect at such time.

        18. Arbitration - As a condition precedent to the crediting and receipt of Deferred Bonus Commissions under the Plan, each FA agrees that any controversy or dispute arising under the Plan which cannot be resolved by the Committee shall be submitted for arbitration upon demand of either party in accordance with the rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc.

        19. Controlling Law - The Plan shall be construed, and the legal relations between the parties in connection with any dispute relating to the Plan shall be determined, in accordance with the laws of the State of Maryland.

        20. Amendment Or Termination - The Company reserves the right to amend or terminate the Plan at any time. Any such amendment or termination shall be by action of the Board of Directors of the Company or any Executive Committee thereof.

        21. Effect Of Amendment Or Termination - No amendment or termination of the Plan shall directly or indirectly affect the rights of any FA (or the FA's designated beneficiary) to payment of the amount in his or her Account, to the extent that such amount was payable under the terms of the Plan prior to the effective date of such amendment or termination.

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